UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2010

SulphCo, Inc.

 (Exact name of registrant as specified in charter)

Nevada	001-32636	88-0224817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas 77043
(Address of principal executive offices)  (Zip Code)

(713) 896-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 25, 2010, SulphCo, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with FIG Partners, L.L.C. (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of up to 11,764,712 units (the “Units”), each comprising (i) one share of common stock, (ii) a 2-Year Warrant to purchase 0.5 of a share of common stock for an exercise price of $0.70 and (iii) a 5-Year Warrant to purchase 0.5 of a share of common stock for an exercise price of $1.00. The Units will be offered to investors at a negotiated price of $0.51 per Unit. Units will not be issued or certificated, and the shares of common stock and the warrants will be issued separately.

On January 26, 2010, the Company entered into Subscription Agreements (the “Subscription Agreements”) with a group of purchasers (the “Purchasers”) for the sale of up to 11,764,712 Units at a purchase price of $0.51 per Unit for gross proceeds of $6,000,003.12.

The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and expenses and the Company’s offering expenses, are expected to be approximately $5.5 million.  The Placement Agent will receive a cash fee of $360,000 (6.0% of the offering proceeds).  In addition, the Placement Agent will receive warrants to purchase up to 294,118 shares of our common stock to be issued to the Placement Agent (the “Placement Agent Warrants”). The Placement Agent Warrants will be issued 60 days after the closing of this offering, and will have terms identical to the 2-Year Warrants, except that the exercise price will be the greater of (a) $0.70 and (b) the closing price of our common stock on the 60th day (or trading day nearest thereto) following the closing of this offering. The offering closed on January 29, 2010.

The shares are being offered pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2010 in conjunction with a shelf take down from the Company’s registration statement on Form S-3 (File No. 333-145460) which was declared effective by the Commission on September 4, 2007.

The Subscription Agreements, the 2-Year Warrants, the 5-Year Warrants and the Placement Agency Agreement contain representations, warranties, and covenants of the Company, the Placement Agent and the Purchasers which are typical for transactions of this type.

This summary is not complete, and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, the 2-Year Warrants, the 5-Year Warrants and the form of Subscription Agreement which are attached hereto as Exhibits 1.1, 4.1, 4.2 and 10.1, respectively.  Readers should review the Placement Agency Agreement, the 2-Year Warrants, the 5-Year Warrants and the form of Subscription Agreement for a more complete understanding of the terms and conditions associated with this transaction.

The provisions of the Placement Agency Agreement, the 2-Year Warrants, the 5-Year Warrants and the form of Subscription Agreement, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements.  Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 8.01.  Other Events.

On January 26, 2010, the Company issued a press release announcing the execution of the Subscription Agreements.  A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in to any filing of the Company under the Securities Act of 1933 or the Exchange Act.

The Company has filed, in accordance with the Securities Act of 1933, as amended (the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-145460), including a base prospectus dated April 30, 2008, registering up to $150,000,000 of equity securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act, which incorporates by reference documents which the Company has filed or will file in accordance with the Exchange Act.  On January 28, 2010, the Company filed a prospectus supplement no. 2 dated January 28, 2010 relating to the sale of its shares of common stock under the Subscription Agreements, as described under Item 1.01 above.  Exhibits 1.1, 4.1, 4.2, 5.1, 10.1 and 23.1 are attached to this current report in connection with that offering.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Title or Description
1.1	Placement Agency Agreement dated as of January 25, 2010 between SulphCo, Inc. and FIG Partners, L.L.C.
4.1	Form of 2-Year Warrants
4.2	Form of 5-Year Warrants
5.1	Opinion of McDonald Carano Wilson LLP
10.1	Form of Subscription Agreement, dated as of January 26, 2010 between SulphCo, Inc. and each of the investors in the offering
23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)
99.1	News release issued by SulphCo, Inc. on January 26, 2010 announcing the offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SulphCo, Inc.

Dated as of: January 29, 2010	By:	/s/ Stanley W. Farmer
		Name:	Stanley W. Farmer
		Title:	Vice President, Chief Financial Officer Treasurer and Corporate Secretary